                                   EXHIBIT 2

        PLAN OF CONVERSION AND AGREEMENT AND PLAN OF REORGANIZATION OF
                FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK AND
                          FIRST CAPITAL, INC, M.H.C.
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                          FIRST CAPITAL INC., M.H.C.
                  FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK

                    PLAN OF CONVERSION FROM MUTUAL HOLDING
                     COMPANY TO STOCK HOLDING COMPANY AND
                     AGREEMENT AND PLAN OF REORGANIZATION

I.     General
       -------

       For purposes of this section, all capitalized terms have the meanings ascribed to them in Section II unless otherwise defined herein.

       First Capital Inc., M.H.C., Corydon, Indiana ("MHC") was formed on February 1, 1993 to act as the federally chartered mutual holding company for First Federal Bank, A Federal Savings Bank, Corydon, Indiana ("Savings Bank"), a federally chartered stock savings bank. As of the date hereof, the MHC beneficially and of record owns 300,000 shares of common stock, par value $1.00 per share, of the Savings Bank ("Savings Bank Common Stock"), representing approximately 59.5% of the outstanding voting stock of the Savings Bank, and the remaining 204,015 shares of Savings Bank Common Stock, or 40.5%, are owned by persons other than the MHC ("Public Stockholders").

       This Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization ("Plan") provides for the conversion of the MHC to the stock form of organization and the reorganization of the Savings Bank as a wholly owned subsidiary of a newly formed stock holding company (collectively, "Conversion and Reorganization"). The Boards of Directors of the MHC and the Savings Bank believe that the Conversion and Reorganization is in the best interests of the MHC, the members of the MHC, the Savings Bank and its stockholders. As a result of the Conversion and Reorganization, the Savings Bank will be wholly owned by a stock holding company, which is a more common structure and form of ownership than a mutual holding company. The Board of Directors determined that the Plan equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account and that consummation of the Conversion and Reorganization would not adversely impact the stockholders' equity of the Savings Bank.

       The Conversion and Reorganization will provide the Savings Bank with a larger capital base which will enhance its ability to pursue lending and investment opportunities, as well as opportunities for growth and expansion. The Conversion and Reorganization also will provide a more flexible operating structure, which will enable the Savings Bank to compete more effectively with other financial institutions. In addition, the Conversion and Reorganization will raise additional equity capital for the Savings Bank. Finally, the Conversion and Reorganization has been structured to reunite the accumulated earnings and profits retained by the MHC with the retained earnings of the Savings Bank through a tax-free reorganization.

       Pursuant to the Plan, the Savings Bank will form a new first-tier subsidiary which will be incorporated under state law as a stock corporation ("Holding Company"). The Holding Company will then form an interim federal stock savings bank ("Interim B") as a wholly owned subsidiary. As described in greater detail herein, simultaneously with the conversion of the MHC to an interim federal stock savings bank ("Interim A"), the Savings Bank, MHC and Holding Company will undergo a reorganization in which Interim A will merge with and into the Savings Bank, Interim B will merge with and into the Savings Bank, the Holding Company will become the parent company of the Savings Bank, and the Holding Company will issue and sell its Conversion Stock pursuant to this Plan.

       On June 18, 1998, after careful study and consideration, the Boards of Directors of the MHC and the Savings Bank adopted this Plan. The Plan must be approved by the affirmative vote of a majority of the total number of votes eligible to be cast by Members of the MHC at a special meeting to be called for that purpose and by the holders of at least two-thirds of the shares of outstanding Savings Bank Common Stock eligible to vote at an annual meeting of the Savings Bank Stockholders, or at a special meeting of the Savings Bank Stockholders called for the purpose of

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submitting the Plan for approval. Prior to the submission of the Plan to the
Members and the Public Stockholders for consideration, the Plan must be approved by the Office of Thrift Supervision ("OTS").

II.    Definitions
       -----------

       For the purposes of this Plan, the following terms have the following meanings:

       A.   Acting in Concert:  (i) Knowing participation in a joint activity or
            -----------------
interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person (as defined herein) who acts in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

       B.   Associate:  When used to indicate a relationship with any Person,
            ---------
means (i) any corporation or organization (other than the Primary Parties or a majority-owned subsidiary of either thereof) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that it does not include a Tax-Qualified Employee Stock Benefit Plan and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of any of the MHC, Savings Bank or Holding Company or any of their subsidiaries.

       C.   Capital Stock: Any and all authorized capital stock of the Savings
            -------------
Bank.

       D.   Common Stock: Collectively, Conversion Stock and Exchange Stock.
            ------------

       E.   Conversion and Reorganization: Collectively, (i) the conversion of
            -----------------------------
the MHC into an interim federal stock savings bank ("Interim A") and the simultaneous merger of Interim A with and into the Savings Bank, with the Savings Bank being the surviving institution; (ii) the merger of an interim federal stock savings bank subsidiary of the Holding Company ("Interim B") with and into the Savings Bank, with the Savings Bank being the surviving institution and becoming a wholly owned subsidiary of the Holding Company; (iii) the exchange of shares of Savings Bank Common Stock (other than those held by the MHC which shall be canceled) for shares of Holding Company Common Stock; and
(iv) the issuance of Conversion Stock by the Holding Company as provided for in this Plan.

       F.   Conversion Stock: Holding Company Common Stock offered and issued by
            ----------------
the Holding Company in the Offerings pursuant to this Plan.

       G.   Direct Community Offering:  The offering of Conversion Stock for
            -------------------------
sale to the public.

       H.   Eligibility Record Date: March 31, 1997.
            -----------------------

       I.   Eligible Account Holder: Holder of a Qualifying Deposit on the
            -----------------------
Eligibility Record Date.

       J.   Exchange Ratio: The ratio (rounded to the nearest ten-thousandth) at
            --------------
which shares of Holding Company Common Stock will be exchanged for shares of Savings Bank Common Stock held by the Public Stockholders upon consummation of the Conversion and Reorganization. The exact rate shall be determined by the MHC and the Savings Bank at the time the Purchase Price (as defined in Section XI.B.) is determined and shall equal the rate that will result in the Public Stockholders owning in the aggregate approximately the same percentage of shares of common stock

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of the Holding Company to be outstanding upon completion of the Conversion and
Reorganization as the percentage of Savings Bank Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, subject to any adjustments required by the OTS and before giving effect to (i) the payment of cash in lieu of issuing fractional shares of Holding Company Common Stock, and (ii) any shares of Conversion Stock purchased by Public Stockholders or any Tax-Qualified Employee Stock Benefit Plans.

       K.   Exchange Stock: Holding Company Common Stock issued to the Public
            --------------
Stockholders in exchange for Savings Bank Common Stock.

       L.   FDIC: Federal Deposit Insurance Corporation.
            ----

       M.   Form AC Application: The application submitted by the MHC to the OTS
            -------------------
on OTS Form AC for approval of the Conversion and Reorganization.

       N.   H-(e)1 Application: The application submitted to the OTS on OTS Form
            ------------------
H-(e)1 or, if applicable, OTS Form H-(e)1-S, for approval of the Holding Company acquisition of all of the Capital Stock.

       O.   Holding Company: The corporation to be formed by the Savings Bank
            ---------------
under state law initially as a first tier, wholly owned subsidiary of the Savings Bank. Upon completion of the Conversion, the Holding Company shall hold all of the outstanding capital stock of the Savings Bank.

       P.   Holding Company Common Stock: The common stock, $0.01 par value per
            ----------------------------
share, of the Holding Company.

       Q.   Interim A: "First Federal Interim "A" Bank, A Federal Savings Bank,"
            ---------
which will be the interim federal stock savings bank resulting from the conversion of the MHC to stock form immediately prior to the merger of Interim B into the Savings Bank.

       R.   Interim B: "First Federal Interim "B" Bank, A Federal Savings Bank,"
            ---------
which will be formed as a wholly owned interim federal stock savings bank subsidiary of the Holding Company, which will merge with and into the Savings Bank immediately after the merger of Interim A into the Savings Bank.

       S.   Local Community: Crawford, Clark, Floyd, Harrison and Washington
            ---------------
Counties, Indiana.

       T.   Market Maker:  A dealer (i.e., any Person who engages directly or
            ------------
indirectly as agent, broker, or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system or furnishes bona fide competitive bid and offer quotations on request and (ii) is ready, willing and able to effect transactions in reasonable quantities at its quoted prices with other brokers or dealers.

       U.   Member: Any Person qualifying as a member of the MHC pursuant to its
            ------
charter and bylaws.

       V.   MHC: First Capital Inc., M.H.C., Corydon, Indiana.
            ---

       W.   Offerings: Collectively, the Subscription Offering, Direct Community
            ---------
Offering and Syndicated Community Offering.

       X.   Officer: An executive officer of any or all of the Primary Parties,
            -------
which includes the Chief Executive Officer, President, Executive Vice President, Senior Vice Presidents, Vice Presidents in charge of principal business

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functions, Secretary, Controller, and any Person performing functions similar to those performed by the foregoing persons.

       Y.   Order Form(s): Form(s) to be used to purchase Conversion Stock sent
            -------------
to Eligible Account Holders and other parties eligible to purchase Conversion Stock in the Subscription Offering.

       Z.   Other Member: A Member (other than an Eligible Account Holder or
            ------------
Supplemental Eligible Account Holder) at the close of business on the Voting Record Date.

       AA.  Person: An individual, a corporation, a partnership, an association
            ------
a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

       BB.  Plan: This Plan of Conversion from Mutual Holding Company to Stock
            ----
Holding Company and Agreement and Plan of Reorganization, as originally adopted by the Boards of Directors of the MHC and the Savings Bank, or as amended in accordance with its terms.

       CC.  Primary Parties: Collectively, the MHC, the Savings Bank and the
            ---------------
Holding Company.

       DD.  Public Stockholder: Any Person who owns Savings Bank Common Stock,
            ------------------
other than the MHC, as of the Voting Record Date.

       EE.  Qualifying Deposit:  The deposit balance in any Savings Account as
            ------------------
of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable; provided, however, that no Savings Account with a deposit balance of less than $50.00 shall constitute a Qualifying Deposit.

       FF.  Registration Statement:  The registration statement on SEC Form S-1,
            ----------------------
or similar form, filed by the Holding Company with the SEC for the purpose of registering the Conversion Stock under the Securities Act of 1933, as amended.

       GG.  Savings Account(s):  Withdrawable deposit(s) in the Savings Bank,
            ------------------
including certificates of deposit, demand deposit accounts and non-interest-bearing deposit accounts.

       HH.  Savings Bank: First Federal Bank, A Federal Savings Bank, Corydon,
            ------------
Indiana.

       II.  Savings Bank Common Stock: The common stock of the Savings Bank, par
            -------------------------
value $1.00 per share.

       JJ.  SEC: Securities and Exchange Commission.
            ---

       KK.  Special Meeting of Members: The special meeting of the Members, and
            --------------------------
any adjournments thereof, held to consider and vote upon the Plan.

       LL.  Meeting of Stockholders: The meeting of the stockholders of the
            -----------------------
Savings Bank, and any adjournments thereof, to be called and held for the purpose of submitting the Plan for their approval. Such meeting may either be an annual or a special meeting.

       MM.  Subscription Offering:  The offering of Conversion Stock to Eligible
            ---------------------
Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan.

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       NN.  Subscription Rights:  Nontransferable, non-negotiable, personal
            -------------------
rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock.

       OO.  Supplemental Eligibility Record Date:  The last day of the calendar
            ------------------------------------
quarter preceding the approval of the Plan by the OTS.

       PP.  Supplemental Eligible Account Holder:  Holder of a Qualifying
            ------------------------------------
Deposit in the Savings Bank (other than an Officer or director of the Savings Bank or their Associates) on the Supplemental Eligibility Record Date.

       QQ.  Syndicated Community Offering:  The offering for sale by a syndicate
            -----------------------------
of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Direct Community Offering.

       RR.  Tax-Qualified Employee Stock Benefit Plan: Any defined benefit plan
            -----------------------------------------
or defined contribution plan of the Savings Bank or Holding Company, such as an employee stock ownership plan, bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code. A "non-tax-qualified employee stock benefit plan" is any defined benefit plan or defined contribution plan that is not so qualified.

       SS.  Voting Record Date(s): The date(s) fixed by the Boards of Directors
            ---------------------
of the MHC and the Savings Bank according to OTS regulations for determining eligibility to vote at the Special Meeting of Members and at the Meeting of Stockholders.

III.   General Procedure for Conversion and Reorganization
       ---------------------------------------------------

       A.   Conversion of MHC to an Interim Federal Stock Savings Bank and
            --------------------------------------------------------------
Merger of Such Interim Into the Savings Bank.  The MHC will convert into First
--------------------------------------------
Federal Interim "A" Bank, A Federal Savings Bank (i.e.,"Interim A") and Interim
                                                  ----
A will simultaneously merge with and into the Savings Bank, with the Savings Bank as the surviving entity ("MHC Merger") pursuant to the Plan of Merger attached hereto as Annex A. As a result of the MHC Merger, the Savings Bank Common Stock held by the MHC will be canceled and Eligible Account Holders and Supplemental Eligible Account Holders will be granted ratable interests in a liquidation account, to be established in accordance with the procedures set forth in Section XIV hereof.

       B.   Merger of a Second Interim Federal Stock Savings Bank into Savings
            ------------------------------------------------------------------
Bank and Exchange of Shares. Immediately after the MHC Merger, First Federal
---------------------------
Interim "B" Bank, A Federal Savings Bank (i.e., Interim B) will merge with and
                                          ----
into the Savings Bank pursuant to the Plan of Reorganization attached hereto as Annex B, and the separate existence of Interim B will cease ("Savings Bank Merger"). The shares of the Holding Company Common Stock held by the Bank will be canceled. The shares of common stock of Interim B held by the Holding Company will be converted, on a one-to-one basis, into shares of Savings Bank Common Stock, which will result in the Savings Bank becoming a wholly-owned subsidiary of the Holding Company. The Public Stockholders will exchange their shares of Savings Bank Common Stock for shares of Holding Company Common Stock based upon the Exchange Ratio. In addition, all options to purchase shares of Savings Bank Common Stock which are outstanding immediately prior to consummation of the Conversion and Reorganization shall be converted to options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged. Upon consummation of the Conversion and Reorganization, all of the Savings Bank Common Stock will be owned by the Holding Company and the Public Stockholders will own the same percentage of the Holding Company Common Stock as the percentage of the Savings Bank Common Stock owned by them prior to the Conversion and Reorganization, before giving effect to cash paid in lieu of any fractional interests of Savings Bank Common Stock and any shares of Conversion Stock purchased by the Public Stockholders in the Offering or by the

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Tax-Qualified Employee Stock Benefit Plans thereafter. The Holding Company will then sell the Conversion Stock in the Offerings in accordance with this Plan.

       Following consummation of the Conversion and Reorganization, voting rights with respect to the Savings Bank shall be held and exercised exclusively by the Holding Company as holder of the outstanding Savings Bank Common Stock. Voting rights with respect to the Holding Company shall be held and exercised exclusively by holders of the Holding Company Common Stock. As a result of the MHC Merger, the separate existence of the MHC and the voting rights of Members will cease.

IV.    Steps Prior to Submission of the Plan to the Members and the Savings Bank
       -------------------------------------------------------------------------
Stockholders for Approval
-------------------------

       Prior to submission of the Plan to the Members and to the stockholders of the Savings Bank for approval, the Plan must be approved by the OTS. Prior to such regulatory approval:

       A. The Boards of Directors of the MHC and the Savings Bank each shall adopt the Plan by a vote of not less than two-thirds of their entire membership.

       B. The MHC shall publish legal notice of the adoption of the Plan in a newspaper having a general circulation in each community in which the MHC and the Savings Bank maintains an office.

       C. A press release relating to the proposed Conversion and Reorganization may be submitted to the local media.

       D. Copies of the Plan as adopted by the Boards of Directors of the MHC and the Savings Bank shall be made available for inspection at each office of the MHC and the Savings Bank.

       E. The Savings Bank shall cause the Holding Company to be incorporated under state law and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

       F. As soon as practicable following the adoption of this Plan, the MHC shall file the Form AC Application, and the Holding Company shall file the Registration Statement and the H-(e)1 Application. In addition, an application to merge the MHC (following its conversion into an interim federal stock savings bank) and the Savings Bank and an application to merge Interim B and the Savings Bank shall both be filed with the OTS, either as exhibits to the H-(e)1 Application, or separately. Upon filing the Form AC Application, the MHC shall publish legal notice thereof in a newspaper having a general circulation in each community in which the MHC and the Savings Bank maintains an office and/or by mailing a letter to each Member, and also shall publish such other notices of the Conversion and Reorganization as may be required in connection with the H-
(e)1 Application and by the regulations and policies of the OTS.

       G. The MHC and the Savings Bank shall obtain an opinion of their tax advisors or a favorable ruling from the U.S. Internal Revenue Service which shall state that the Conversion and Reorganization shall not result in any gain or loss for federal income tax purposes to the Primary Parties or to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion and Reorganization.

V.     Special Meeting of Members
       --------------------------

       Subsequent to the approval of the Plan by the OTS, the Special Meeting shall be scheduled in accordance with the MHC's Bylaws. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the MHC shall distribute proxy solicitation materials to all Members and beneficial owners of accounts held in fiduciary capacities where the beneficial owners possess voting rights, as of the Voting Record Date. The proxy

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solicitation materials shall include a copy of the proxy statement to be used in connection with such solicitation and other documents authorized for use by the regulatory authorities and may also include a copy of the Plan and/or a prospectus ("Prospectus") as provided in Section VIII below. The MHC shall also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and Reorganization and the scheduled Special Meeting, and provide a postage prepaid card on which to indicate whether he wishes to receive a Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

       Pursuant to OTS regulations, an affirmative vote of not less than a majority of the total outstanding votes of the Members is required for approval of the Plan. Voting may be in person or by proxy at the Special Meeting of Members. The OTS shall be notified promptly of the actions of the Members at the Special Meeting of Members.

VI.    Meeting of Stockholders
       -----------------------

       Subsequent to the approval of the Plan by the OTS, the Meeting of Stockholders shall be scheduled in accordance with the Savings Bank's Bylaws at which the Plan will be considered for approval. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to such meeting, the Savings Bank shall distribute proxy solicitation materials to Savings Bank stockholders and beneficial owners of Savings Bank Common Stock held in fiduciary capacities where the beneficial owners possess voting rights, as of the Voting Record Date. The proxy solicitation materials shall include a copy of the proxy statement to be used in connection with such solicitation and other documents authorized for use by the regulatory authorities and may also include a copy of the Plan and/or a Prospectus as provided in Paragraph VIII below. The Savings Bank shall also advise each holder of Savings Bank Common Stock entitled to vote at the meeting of the proposed Conversion and Reorganization and the scheduled meeting, and provide a postage prepaid card on which to indicate whether he wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

       Pursuant to OTS regulations, an affirmative vote of not less than two-thirds of the total outstanding votes of the stockholders of the Savings Bank is required for approval of the Plan. Furthermore, pursuant to OTS policy, the affirmative vote of not less than a majority of the total outstanding votes of the stockholders of the Savings Bank (except the MHC) present in person or by proxy is required for approval of the Plan. Voting may be in person or by proxy at the Meeting of Stockholders. The OTS shall be notified promptly of the actions of the stockholders of the Savings Bank at the Meeting of Stockholders.

VII.   Summary Proxy Statements
       ------------------------

       The Proxy Statements furnished to Members and to stockholders of the Savings Bank may be in summary form; provided that a statement is made in bold-face type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage prepaid card or other written communication requesting supplemental information. Without prior approval of the OTS, the Special Meeting and the meeting of the stockholders of the Savings Bank shall not be held less than 20 days after the last day on which the supplemental information statement is mailed to requesting Members or requesting stockholder of the Savings Bank. The supplemental information statement may be combined with the Prospectus if the Subscription Offering is commenced concurrently with or during the proxy solicitation of Members for the Special Meeting or of the stockholders of the Savings Bank for the Meeting of Stockholders.

VIII.  Offering Documents
       ------------------

       The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Direct Community Offering concurrently with or during the proxy solicitation relating to the Special Meeting of Members and the Meeting of Stockholders. The Holding Company may close the Subscription Offering before such meetings, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting and by the stockholders of the Savings

Bank at the Meeting of Stockholders. The MHC's and the Savings Bank's proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders, Other Members and the Savings Bank Stockholders to return to the Savings Bank by a reasonable certain date a postage prepaid card or other written communication requesting receipt of a Prospectus with respect to the Subscription Offering, provided that if the Prospectus is not mailed concurrently with the proxy solicitation materials, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the proxy solicitation materials. If the Subscription Offering is not commenced within 45 days after the Special Meeting, the Savings Bank may transmit, not more than 30 days prior to the commencement of the Subscription Offering, to each Eligible Account Holder, Supplemental Eligible Account Holder and other eligible subscribers who had been furnished with proxy solicitation materials a notice which shall state that the Savings Bank is not required to furnish a Prospectus to them unless they return by a reasonable date certain a postage prepaid card or other written communication requesting the receipt of the Prospectus.

       Prior to commencement of the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering, the Holding Company shall file the Registration Statement. The Holding Company shall not distribute the final Prospectus until the Registration Statement containing same has been declared effective by the SEC and the Prospectus has been declared effective by the OTS.

IX.    Combined Subscription and Direct Community Offering
       ---------------------------------------------------

       Instead of a separate Subscription Offering, all Subscription Rights may be exercised by delivery of properly completed and executed Order Forms to the Savings Bank or selling group utilized in connection with the Direct Community Offering and the Syndicated Community Offering. If a separate Subscription Offering is not held, orders for Conversion Stock in the Direct Community Offering shall first be filled pursuant to the priorities and limitations stated in Paragraph XI.C. below.

X.     Consummation of the Conversion and Reorganization
       -------------------------------------------------

       The effective date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Combination with the OTS with respect to the MHC Merger, (ii) the filing of Articles of Combination with the OTS with respect to the Savings Bank Merger and
(iii) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Combination relating to the MHC Merger and the Savings Bank Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member approval and approval of the stockholders of the Savings Bank have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the MHC Merger, the Savings Bank Merger and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

       After the Conversion and Reorganization, the Savings Bank will succeed to all the rights, interests, duties and obligations of the Savings Bank before the Conversion and Reorganization, including but not limited to all rights and interests of the Savings Bank in and to its assets and properties, whether real, personal or mixed. The Savings Bank will continue to be a member of the Federal Home Loan Bank System and all its insured savings deposits will continue to be insured by the FDIC to the extent provided by applicable law.

XI.    Conversion Stock Offering
       -------------------------

       A.   Number of Shares
            ----------------

       The number of shares of Conversion Stock to be offered pursuant to the Plan shall be determined initially by the Boards of Directors of the Primary Parties in conjunction with the determination of the Purchase Price (as defined in Section XI.B. below). The number of shares to be offered may be subsequently adjusted by the Board of Directors prior to completion of the Offerings.

       B.   Independent Evaluation and Purchase Price of Conversion Stock
            -------------------------------------------------------------

       All shares of Conversion Stock sold in the Conversion and Reorganization, including shares sold in any Direct Community Offering, shall be sold at a uniform price per share, and referred to herein as the "Purchase Price." The Purchase Price shall be determined by the Board of Directors of the Primary Parties immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the MHC, as converted, and the Savings Bank at such time. Such estimated pro forma market value shall be determined for such purpose by an independent appraiser on the basis of such appropriate factors not inconsistent with the regulations of the OTS. Immediately prior to the Subscription Offering, a subscription price range shall be established which shall vary from 15% above to 15% below the average of the minimum and maximum of the estimated price range. The maximum subscription price (i.e., the per share amount to be remitted when
                                ----
subscribing for shares of Conversion Stock) shall then be determined within the subscription price range by the Board of Directors of the Primary Parties. The subscription price range and the number of shares to be offered may be revised after the completion of the Subscription Offering with OTS approval without a resolicitation of proxies or Order Forms or both.

       C.   Method of Offering Shares
            -------------------------

       Subscription Rights shall be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by this Plan and the regulations of the OTS. In order to effect the Conversion and Reorganization, all shares of Conversion Stock proposed to be issued in connection with the Conversion and Reorganization must be sold and, to the extent that shares are available, no subscriber shall be allowed to purchase less than 25 shares; provided, however, that if the purchase price is greater than $10.00 per share, the minimum number of shares which must be subscribed for shall be adjusted so that the aggregate actual purchase price required to be paid for such minimum number of shares does not exceed $500.00. The priorities established for the purchase of shares are as follows:

            1.   Category 1:  Eligible Account Holders
                 -------------------------------------

                 a. Each Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If the allocation made in this paragraph results in an oversubscription, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less. Any shares of Conversion Stock not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all subscribing Eligible Account Holders.

                 b. Subscription Rights received by Officers and directors of the Primary Parties and their Associates, as Eligible Account Holders, based on their increased deposits in the Savings Bank in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category.

            2.   Category 2: Tax-Qualified Employee Stock Benefit Plans
                 ------------------------------------------------------

                 a. Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, nontransferable Subscription Rights to purchase in the aggregate up to 8% of the Conversion Stock, including shares of Conversion Stock to be issued in the Conversion as result of an increase in the estimated price range after commencement of the Subscription Offering and prior to the completion of the Conversion. The Subscription Rights granted to Tax-Qualified Stock Benefit Plans shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders; provided, however, that in the event the number of shares offered in the Conversion is increased to an amount greater than the maximum of the estimated price range as set forth in the Prospectus ("Maximum Shares"), the Tax-Qualified Employee Stock Benefit Plans shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 8% of the Conversion Stock. Tax-Qualified Employee Stock Benefit Plans may use funds contributed or borrowed by the Holding Company or the Association and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Association may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Association to fail to meet any applicable capital requirements.

            3.   Category 3:  Supplemental Eligible Account Holders
                 --------------------------------------------------

                 a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Form AC Application filed prior to OTS approval, then, and only in that event, each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders.

                 b. Subscription Rights received pursuant to this category shall be subordinated to Subscription Rights granted to Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans.

                 c. Any Subscription Rights to purchase shares of Conversion Stock received by an Eligible Account Holder in accordance with Category 1 shall reduce to the extent thereof the Subscription Rights to be distributed pursuant to this Category.

                 d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

                      (1) Shares of Conversion Stock shall be allocated so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category Number 1) equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less.

                      (2) Any shares of Conversion Stock not allocated in accordance with subparagraph (1) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders.

            4.   Category 4:  Other Members
                 --------------------------

                 a. Other Members shall receive, without payment, Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. l, 2 and 3 above, subject to the following conditions:

                      (1) Each such Other Member shall be entitled to subscribe for the greater of the maximum purchase limitation established for the Direct Community Offering or one-tenth of one percent of the total offering.

                      (2) In the event of an oversubscription for shares of Conversion Stock pursuant to Category 4, the shares of Conversion Stock available shall be allocated among the subscribing Other Members pro rata on the basis of the amounts of their respective subscriptions.

       D.   Direct Community Offering and Syndicated Community Offering
            -----------------------------------------------------------

            1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights set forth in Category Nos. 1 through 4 above may be sold by the Holding Company to Persons under such terms and conditions as may be established by the Savings Bank's Board of Directors with the concurrence of the OTS. The Direct Community Offering may commence concurrently with or as soon as possible after the completion of the Subscription Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended with the approval of the OTS. No Person may purchase in the Direct Community Offering more than 25,000 shares of Conversion Stock. The right to purchase shares of Conversion Stock under this Category is subject to the right of the Savings Bank or the Holding Company to accept or reject such orders in whole or in part. In the event of an oversubscription for shares in this Category, the shares available shall be allocated among prospective purchasers pro rata on the basis of the amounts of their respective orders. The offering price for which such shares are sold to the general public in the Direct Community Offering shall be the Purchase Price.

            2. Orders received in the Direct Community Offering first shall be filled up to a maximum of 2% of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

            3. The Conversion Stock offered in the Direct Community Offering shall be offered and sold in a manner that will achieve the widest distribution thereof. Preference shall be given in the Direct Community Offering first to the Public Stockholders (who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members) and then to natural Persons and trusts of natural Persons residing in the Local Community.

            4. Subject to such terms, conditions and procedures as may be determined by the Savings Bank and the Holding Company, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Direct Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. No Person may purchase in the Syndicated Community Offering more than 25,000 shares of Conversion Stock. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Savings Bank and the Holding Company to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The Savings Bank and the Holding Company may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of the Subscription Offering and/or Direct Community Offering, provided that the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Savings Bank and the Holding Company with the approval of the OTS.

            5. If for any reason a Syndicated Community Offering of shares of Conversion Stock not sold in the Subscription Offering and the Direct Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Direct Community Offering or Syndicated Community Offering, the Savings Bank and the Holding Company shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

            6. In the event a Direct Community Offering or Syndicated Community Offering do not appear feasible, the Savings Bank will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Savings Bank may terminate the Conversion with the concurrence of the OTS.

       E.   Limitations Upon Purchases
            --------------------------

       The following additional limitations and exceptions shall be imposed upon purchases of shares of Conversion Stock:

            1. No Person may purchase more than 25,000 shares of Conversion Stock in the Conversion and Reorganization, including purchases in the Direct Community Offering and the Syndicated Community Offering, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 8% of the total Conversion Stock issued in the Conversion and Reorganization and shares to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

            2. The maximum number of shares of Conversion Stock which may be subscribed for or purchased in all categories in the Conversion and Reorganization by any Person together with any Associate or any group or Persons Acting in Concert, when combined with any Exchange Stock received, shall not exceed 62,500 shares of Common Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 8% of the total Conversion Stock issued in the Conversion and Reorganization and shares held or to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

            3. Officers and directors of the Primary Parties and Associates thereof may not purchase in the aggregate more than 34% of the shares issued in the Conversion and Reorganization, including any Exchange Stock received.

            4. The Boards of Directors of the Primary Parties will not be deemed to be Associates or a group of Persons Acting in Concert with other directors or trustees solely as a result of membership on the Board of Directors.

            5. The Boards of Directors of the Primary Parties, with the approval of the OTS and without further approval of Members or stockholders of the Savings Bank, may, as a result of market conditions and other factors, increase or decrease the purchase limitation described herein or the number of shares of Conversion Stock to be sold in the Conversion and Reorganization. The Boards of Directors of the Primary Parties may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the Conversion Shares sold in the Conversion and Reorganization, provided that orders for shares which exceed 5% of the Conversion Shares sold in the Conversion and Reorganization may not exceed, in the aggregate, 10% of the shares sold in the Conversion and Reorganization. If the Primary Parties increase the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion and Reorganization, the Primary Parties are only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Primary Parties, resolicit certain other large subscribers. If the Primary Parties decrease the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion and Reorganization, the orders of any Person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

       Notwithstanding anything to the contrary contained in this Plan, and except as may be required by the OTS, Public Stockholders will not be required to sell or divest any Holding Company Common Stock or be limited in receiving Exchange Stock even if their percentage ownership of the Savings Bank Common Stock when converted into Exchange Stock would exceed an applicable purchase limitation.

       Each Person purchasing Conversion Stock in the Conversion and Reorganization shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any Person (including any Associate or group of Persons affiliated or otherwise Acting in Concert with such Person), the Holding Company shall have the right to purchase from such Person at the actual Purchase Price per share all shares acquired by such Person in excess of such purchase limitations or, if such excess shares have been sold by such Person, to receive from such Person the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such Person. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

       F.   Restrictions On and Other Characteristics of the Conversion Stock
            -----------------------------------------------------------------

            1.   Transferability.  Conversion Stock purchased by Officers and
                 ---------------
       directors of the Primary Parties shall not be sold or otherwise disposed of for value for a period of one year from the effective date of Conversion and Reorganization, except for any disposition (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the regulatory authorities having jurisdiction.

            The Conversion Stock issued by the Holding Company to such Officers and directors shall bear a legend giving appropriate notice of the one-year holding period restriction. Said legend shall state as follows:

            "The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to Parts 563b and 575 of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations."

            In addition, the Holding Company shall give appropriate instructions to the transfer agent of the Holding Company Common Stock with respect to the foregoing restrictions. Any shares of Holding Company Common Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such Persons as may be then applicable to such restricted stock.

            2.   Subsequent Purchases by Officers and Directors.  Without prior
                 ----------------------------------------------
       approval of the OTS, if applicable, Officers and directors of the Savings Bank and officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion and Reorganization from purchasing outstanding shares of Holding Company Common Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, purchases involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified or non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to such directors and Officers may be made in negotiated transactions without OTS permission or the use of a broker or dealer.

            3.   Repurchase and Dividend Rights.  For a period of three years
                ------------------------------
       following the consummation of the Conversion and Reorganization, any repurchases of Holding Company Stock by the Holding Company from any Person shall be subject to the then applicable rules and regulations and policies of the OTS. The Savings Bank may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Savings Bank below the amount required for the liquidation account described in Paragraph XIV. Further, any dividend declared or paid on the Capital Stock shall comply with the then applicable rules and regulations of the OTS.

            4.   Voting Rights.  After the Conversion and Reorganization,
                 -------------
       holders of Savings Accounts in and obligors on loans of the Savings Bank will not have voting rights in the MHC. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock; holders of Savings Accounts in and obligors on loans of the Savings Bank will not have any voting rights in the Holding Company except and to the extent that such Persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Savings Bank's Capital Stock.

       G.   Mailing of Offering Materials and Collation of Subscriptions
            ------------------------------------------------------------

       The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the OTS and the declaration of the effectiveness of the Prospectus, the Holding Company shall distribute Prospectuses and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of the Plan.

       The recipient of an Order Form shall be provided not less than 20 days nor more than 45 days from the date of mailing, unless extended, properly to complete, execute and return the Order Form to the Holding Company or the Savings Bank. Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Conversion Stock under the Plan.

       The sale of all shares of Conversion Stock proposed to be issued in connection with the Conversion and Reorganization must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS.

       H.   Method of Payment
            -----------------

       Payment for all shares of Conversion Stock may be made in cash, by check or by money order, or if a subscriber has a Savings Account(s), such subscriber may authorize the Savings Bank to charge the subscriber's Savings Account(s). The Savings Bank shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription Offering from the date payment is received until the Conversion and Reorganization is completed or terminated. The Savings Bank is not permitted knowingly to loan funds or otherwise extend any credit to any Person for the purpose of purchasing Conversion Stock.

       If a subscriber authorizes the Savings Bank to charge the subscriber's Savings Account(s), the funds shall remain in the subscriber's Savings Account(s) and shall continue to earn interest, but may not be used by such subscriber until the Conversion and Reorganization is completed or terminated, whichever is earlier. The withdrawal shall be given effect only concurrently with the sale of all shares of Conversion Stock proposed to be sold in the Conversion and Reorganization and only to the extent necessary to satisfy the subscription at a price equal to the aggregate Purchase Price. The Savings Bank shall allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts held with the Savings Bank without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance shall earn interest at the passbook rate.

       I.   Undelivered, Defective or Late Order Forms; Insufficient Payment
            ----------------------------------------------------------------

       If an Order Form (i) is not delivered and is returned to the Holding Company or the Savings Bank by the United States Postal Service (or the Holding Company or Savings Bank is unable to locate the addressee); (ii) is not returned to the Holding Company or Savings Bank, or is returned to the Holding Company or Savings Bank after expiration of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the Person to whom such rights have been granted shall not be honored and shall be treated as though such Person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or Savings Bank may, but shall not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as the Holding Company or Savings Bank may specify. Subscription orders, once tendered, shall not be revocable. The Holding Company's and Savings Bank's interpretation of the terms and conditions of the Plan and of the Order Forms shall be final.

       J.   Members in Non-Qualified States or in Foreign Countries
            -------------------------------------------------------

       The Primary Parties will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Primary Parties are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; or (ii) the Primary Parties determine that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Primary Parties or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small relative to other states, the Primary Parties will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

XII.   Post Conversion and Reorganization Filing and Market Making
       -----------------------------------------------------------

       In connection with the Conversion and Reorganization, the Holding Company shall register the Common Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such Conversion Stock for a period of three years thereafter.

       The Holding Company shall use its best efforts to encourage and assist Market Makers to establish and maintain a market for the shares of its stock. The Holding Company shall also use its best efforts to list its stock on The Nasdaq Stock Market or on a national or regional securities exchange.

XIII.  Status of Savings Accounts and Loans Subsequent to Conversion and
       -----------------------------------------------------------------
Reorganization
--------------

       All Savings Accounts shall retain the same status after Conversion and Reorganization as these accounts had prior to Conversion and Reorganization. Each Savings Account holder shall retain, without payment, a withdrawable Savings Account(s) after the Conversion and Reorganization, equal in amount to the withdrawable value of such holder's Savings Account(s) prior to Conversion and Reorganization. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the FDIC up to the applicable limits of insurance coverage. All loans granted by the Savings Bank shall retain the same status after the Conversion and Reorganization as they had prior to the Conversion and Reorganization. See Paragraph III.B. with respect to the termination of voting rights of Members.

XIV.   Liquidation Account
       -------------------

       After the Conversion and Reorganization, holders of Savings Accounts shall not be entitled to share in any residual assets in the event of liquidation of the Savings Bank. However, the Savings Bank shall, at the time of the Conversion and Reorganization, establish a liquidation account in an amount equal to the amount of dividends with respect to the Savings Bank Common Stock waived by the MHC plus the greater of (i) the Savings Bank's total retained earnings as of the date of the latest statement of financial condition contained in the final offering circular used in connection with the Savings Bank's reorganization as a majority owned subsidiary of the MHC, or (ii) 59.5% of the Savings Bank's total stockholders' equity as of the date of the latest statement of financial condition contained in the final Prospectus used in connection with the Conversion and Reorganization. The function of the liquidation account shall be to establish a priority on liquidation and, except as provided in Section XI.F.3. above, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Savings Bank.

       The liquidation account shall be maintained by the Savings Bank subsequent to the Conversion and reorganization for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

       The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's Qualifying Deposit in the Savings Account and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

       If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

       In the event of a complete liquidation of the Savings Bank, each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another Federally-insured institution in which the Savings Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction, the liquidation account shall be assumed by the surviving institution.

XV.    Regulatory Restrictions on Acquisition of Holding Company
       ---------------------------------------------------------

       A. OTS regulations provide that for a period of three years following completion of the Conversion and Reorganization, no Person (i.e, individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding 1% per annum of the shares outstanding. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any Person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of equity security of the Holding Company within such three-year period, without the prior approval of the OTS, stock of the Holding Company beneficially owned by such Person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the stockholders for a vote. The provisions of this regulation shall not apply to the acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company.

       B. The Holding Company may provide in its articles of incorporation, or similar document, a provision that, for a specified period of up to five years following the date of the completion of the Conversion and Reorganization, no Person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company. Such provisions would not apply to acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company. The Holding Company may provide in its articles of incorporation, or similar document, for such other provisions affecting the acquisition of its stock as shall be determined by its Board of Directors.

XVI.   Directors and Officers of the Savings Bank
       ------------------------------------------

       The Conversion and Reorganization is not intended to result in any change in the directors or Officers of the Savings Bank. Each Person serving as a director of the Savings Bank at the time of Conversion and Reorganization shall continue to serve as a member of the Savings Bank's Board of Directors, subject to the Savings Bank's Federal Stock Charter and Bylaws. The Persons serving as Officers immediately prior to the Conversion and Reorganization will continue to serve at the discretion of the Board of Directors in their respective capacities as Officers of the Savings Bank. In connection with the Conversion and Reorganization, the Savings Bank and the Holding Company may enter into employment agreements on such terms and with such officers as shall be determined by the Boards of Directors of the Savings Bank and the Holding Company.

XVII.  Executive Compensation
       ----------------------

       The Savings Bank and the Holding Company may adopt, subject to any required approvals, executive compensation or other benefit programs, including but not limited to compensation plans involving stock options, stock appreciation rights, restricted stock grants, employee recognition programs and the like.

XVIII.  Amendment or Termination of Plan
        --------------------------------

       If necessary or desirable, the Plan may be amended by a two-thirds vote of the Savings Bank's Board of Directors or the MHC's Board of Directors, at any time prior to the Special Meeting of Members and the Meeting of Stockholders. At any time thereafter, the Plan may be amended by a two-thirds vote of the respective Boards of Directors only with the concurrence of the OTS. The Plan may be terminated by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting of Members or the Meeting of Stockholders, and at any time following such meetings with the concurrence of the OTS. In its discretion, the Boards of Directors of the MHC and the Savings Bank may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another Special Meeting of Members or Meeting of Stockholders.

        In the event that mandatory new regulations pertaining to conversions are adopted by the OTS prior to the completion of the Conversion and Reorganization, the Plan shall be amended to conform to the new mandatory regulations without a resolicitation of proxies or another Special Meeting of Members or another Meeting of Stockholders. In the event that new conversion regulations adopted by the OTS prior to completion of the Conversion and Reorganization contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another Special Meeting of Members or another Meeting of Stockholders.

        By adoption of the Plan, the Members and the Savings Bank stockholders authorize the Boards of Directors of the MHC and the Savings Bank to amend and/or terminate the Plan under the circumstances set forth above.

XIX.    Expenses of the Conversion and Reorganization
        ---------------------------------------------

        The Primary Parties shall use their best efforts to assure that expenses incurred in connection with the Conversion and Reorganization are reasonable.

XX.     Contributions to Tax-Qualified Plans
        ------------------------------------

        The Holding Company and/or the Savings Bank may make discretionary contributions to the Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Savings Bank to fail to meet its regulatory capital requirements.

                                *      *      *

                                                                         ANNEX A
                                                                         -------

                                PLAN OF MERGER

       This Plan of Merger, dated as of __________ ___, 1998, is made by and between First Capital Inc., M.H.C. ("MHC"), a federally chartered mutual holding company, and First Federal Bank, A Federal Savings Bank ("Savings Bank" or "Surviving Corporation"), a federally chartered savings bank (collectively, the "Constituent Corporations").

                                  WITNESSETH:

       WHEREAS, the MHC and the Savings Bank have adopted a Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization ("Plan of Conversion") pursuant to which (i) the MHC will convert to a federally-chartered interim stock savings bank and simultaneously merge with and into the Savings Bank, with the Savings Bank as the surviving entity ("MHC Merger"), (ii) the Savings Bank and a newly-formed interim federal savings bank will merge, pursuant to which the Savings Bank will become a wholly-owned subsidiary of a newly formed stock corporation ("Holding Company") ("Savings Bank Merger"), and (iii) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion (collectively, the "Conversion and Reorganization"); and

       WHEREAS, the MHC and the Savings Bank desire to provide for the terms and conditions of the MHC Merger;

       NOW, THEREFORE, the MHC and the Savings Bank hereby agree as follows:

       1. EFFECTIVE DATE. The MHC Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the MHC Merger by the Secretary of the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. 552.13(k), or any successor thereto ("Effective Date").

       2. THE MHC MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the MHC shall convert from the mutual form to a federal interim stock savings bank and simultaneously merge with and into the Savings Bank, which shall be the Surviving Corporation. Upon consummation of the MHC Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the MHC Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the MHC Merger had not occurred.

                                   Annex A-1

     3. CANCELLATION OF SAVINGS BANK COMMON STOCK HELD BY THE MUTUAL HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

     (a) On the Effective Date: (i) each share of common stock, $1.00 par value per share, of the Savings Bank ("Savings Bank Common Stock") issued and outstanding immediately prior to the Effective Date and held by the MHC shall, by virtue of the MHC Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the MHC of any person, firm or entity who or which qualified as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the United States prior to the MHC's conversion from mutual to stock form ("Members") shall, by virtue of the MHC Merger and without any action on the part of any Member, be canceled, and (iii) the Savings Bank shall establish a liquidation account on behalf of each depositor member of the MHC as provided for in the Plan of Conversion.

       (b) At or after the Effective Date and prior to the Savings Bank Merger, each certificate or certificates theretofore, evidencing issued and outstanding shares of Savings Bank Common Stock, other than any such certificate or certificates held by the MHC, which shall be canceled, shall continue to represent issued and outstanding shares of Savings Bank Common Stock.

       4. RIGHTS OF DISSENT AND APPRAISAL ABSENT. The holders of Savings Bank Common Stock shall have dissenter and appraisal rights in connection with the MHC Merger pursuant to 12 C.F.R. 552.14.

       5. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "First Federal Bank, A Federal Savings Bank."

       6. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

       Name              Term Expires
       ----              ------------

John W. Buschemeyer          1998
Gerald L. Uhl                1998
Kenneth I. Saulman           1998
Samuel E. Uhl                1999
James G. Pendleton           2000
Mark D. Shireman             2000
Dennis L. Huber              2000

       The address of each director is 220 Federal Drive, N.W., Corydon, Indiana 47112.

       7. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Federal Stock Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Bank immediately prior to the Effective Date shall be the officers of the Surviving Corporation.

       8. OFFICES. Upon the Effective Date, all offices of the Savings Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 220 Federal Drive, N.W., Corydon, Indiana.

                                   Annex A-2

       9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Savings Bank as in effect immediately prior to the Effective Date shall be the Federal Stock Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Federal Stock Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable the Plan of Conversion. On and after the Effective Date, the Bylaws of the Savings Bank as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

       10. STOCKHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Savings Bank Common Stock and of the Members as set forth in the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Savings Bank and the MHC, respectively.

       11. ABANDONMENT OF PLAN. This Plan of Merger may be abandoned by either the MHC or the Savings Bank at any time before the Effective Date in the manner set forth in the Plan of Conversion.

       12. AMENDMENTS. This Plan of Merger may be amended in the manner set forth in the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

       13. SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

       14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, except to the extent superseded by the laws of the United States.

       IN WITNESS WHEREOF, the MHC and the Savings Bank have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:                            FIRST CAPITAL INC., M.H.C.


__________________________         By:  _________________________
Corporate Secretary                     Chief Executive Officer


Attest:                            FIRST FEDERAL BANK,
                                   A FEDERAL SAVINGS BANK


__________________________         By:  _________________________
Corporate Secretary                     Chief Executive Officer

                                   Annex A-3

                                                                         ANNEX B
                                                                         -------

                            PLAN OF REORGANIZATION

       This Plan of Reorganization, dated as of _____________ ___, 1998, is made by and among First Federal Bank, A Federal Savings Bank ("Savings Bank" or the "Surviving Corporation"), a federally chartered savings bank and majority owned subsidiary of First Capital Inc., M.H.C. ("MHC"), a federally chartered mutual holding company; First Capital, Inc. ("Holding Company"), an Indiana corporation organized by the Savings Bank; and First Federal Interim "B" Bank, A Federal Savings Bank ("Interim B"); a to-be formed interim federal stock savings bank.

                                  WITNESSETH:

       WHEREAS, the Savings Bank has organized the Holding Company as a first-tier, wholly owned subsidiary for the purpose of becoming the stock holding company of the Savings Bank upon completion of the Conversion and Reorganization as defined in the Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization ("Plan of Conversion") adopted by the Boards of Directors of the MHC and the Savings Bank; and

       WHEREAS, the MHC owns as of the date hereof 59.5% of the outstanding common stock of the Savings Bank, par value $1.00 per share ("Savings Bank Common Stock), will convert to a federally-chartered interim stock savings bank and simultaneously merge with and into the Savings Bank pursuant to the Plan of Conversion and the Plan of Merger included as Annex A thereto ("MHC Merger"), pursuant to which all shares of Savings Bank Common Stock held by the MHC will be canceled; and

       WHEREAS, the formation of a stock holding company by the Savings Bank will be facilitated by causing the Holding Company to become the sole stockholder of a newly-formed interim stock savings bank ("Interim B") and then merge Interim B with and into the Savings Bank, pursuant to which the Savings Bank will reorganize as a wholly-owned subsidiary of the Holding Company ("Reorganization") and, in connection therewith, all outstanding shares of Savings Bank Common Stock will be converted automatically into and become shares of common stock of the Holding Company, par value $0.01 per share ("Holding Company Common Stock"); and

       WHEREAS, Interim B is being organized by the officers of the Savings Bank as an interim Federal stock savings bank with the Holding Company as its sole stockholder in order to effect the Reorganization; and

       WHEREAS, the Savings Bank and Interim B ("Constituent Corporations") and the Holding Company desire to provide for the terms and conditions of the Reorganization.

       NOW, THEREFORE, the Savings Bank, Interim B and the Holding Company hereby agree as follows:

       1. EFFECTIVE DATE. The Reorganization shall become effective on the date specified in the endorsement of the articles of combination relating to the Reorganization by the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R.
(S)552.13(k), or any successor thereto ("Effective Date").

       2. THE MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and the Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, Interim B shall merge with and into the Savings Bank, with the Savings Bank as the Surviving Corporation. Upon consummation of the Reorganization, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations and duties of each of the Constituent Corporations and shall

                                   Annex B-1
have succeeded to all of each of their relationships, fiduciary or otherwise, fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been (originally acquired, incurred or entered into by the Surviving Corporation. In addition any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Savings Bank if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding of which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Reorganization, but may be prosecuted to final judgment, order or decree in the same manner as if the Reorganization had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Reorganization had not occurred.

       3.   CONVERSION OF STOCK.

       (a) On the Effective Date, (i) each share of Savings Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be converted into the right to receive Holding Company Common Stock based on the Exchange Ratio, as defined in the Plan of Conversion, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with
Section 3(c) hereof, (ii) each share of common stock, par value $1.00 per share, of Interim B ("Interim B Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be converted into one share of Savings Bank Common Stock, and (ii) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be canceled. By voting in favor of this Plan of Reorganization, the Holding Company, as the sole stockholder of Interim B, shall have agreed (i) to issue shares of Holding Company Common Stock in accordance with the terms hereof and
(ii) to cancel all previously issued and outstanding shares of Holding Company Common Stock upon the effectiveness of the Reorganization.

       (b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim B or the Savings Bank of shares of Interim B Common Stock or Savings Bank Common Stock which were outstanding immediately prior to the Effective Date.

       (c) Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Savings Bank Common Stock. In lieu thereof, the holder of shares of Savings Bank Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company Common Stock by the Purchase Price, as defined in the Plan of Conversion. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

       4.   EXCHANGE OF SHARES.

       (a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Savings Bank Common Stock, upon surrender of the same to an agent, duly appointed by the Holding Company ("Exchange Agent"), shall be entitled to receive in exchange therefor certificate(s) representing the number full shares of Holding Company Common Stock for which the shares of Savings Bank Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Savings Bank Common Stock, and which is to be exchanged for Holding Company Common Stock as provided in Section 3(a) hereof, a form of letter of transmittal which shall specify that

                                   Annex B-2
delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent advising such holder of the terms of the exchange effected by the Reorganization and of the procedure for surrendering to the Exchange Agent such certificate in exchange for certificate or certificates evidencing Holding Company Common Stock.

       (b) No holder of a certificate theretofore represent shares of Savings Bank Common Stock shall be entitled to receive any dividends in respect of the Holding Company Common Stock into which such shares shall have been converted by virtue of the Bank Merger until the certificate representing such shares of Savings Bank Common Stock is surrendered in exchange for certificates representing shares of Holding Company Common Stock. In the event that dividends are declared and paid by the Holding Company in respect of Holding Company Common Stock after the Effective Date but prior to surrender of certificates representing shares of Savings Bank Common Stock, dividends payable in respect of shares of Holding Company Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Savings Bank Common Stock. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing shares of Savings Bank Common Stock as evidencing ownership of the number of full shares of Holding Company Common Stock into which the shares of Savings Bank Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

       (c) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Savings Bank Common Stock would otherwise be entitled as a result of the Reorganization until such holder surrenders the certificate or certificates representing the shares of Savings Bank Common Stock for exchange as provided in this Section 4, or, in default thereof, an appropriate Affidavit of Loss and Indemnification Agreement and/or an indemnity bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company Common Stock is to be issued in a name other than that in which the Certificate evidencing Savings Bank Common Stock surrendered in exchanged therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

       (d) If, between the date hereof and the Effective Date, the shares of Savings Bank Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio specified in Section 3(a) hereof shall be adjusted accordingly.

       5. RIGHTS OF DISSENT AND APPRAISAL ABSENT. The holders of Savings Bank Common Stock shall have dissenter and appraisal rights in connection with the Reorganization pursuant to 12 C.F.R. 552.14.

       6. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "First Federal Bank, A Federal Savings Bank."

       7. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

                                   Annex B-3

        Name                  Term Expires
        ----                  ------------

John W. Buschemeyer               1998
Gerald L. Uhl                     1998
Kenneth I. Saulman                1998
Samuel E. Uhl                     1999
James G. Pendleton                2000
Mark D. Shireman                  2000
Dennis L. Huber                   2000

     The address of each director is 220 Federal Drive, N.W., Corydon, Indiana 47112.

     8. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Bank immediately prior to the Effective Date shall be the officers of the Surviving Corporation.

     9. OFFICES. Upon the Effective Date, all offices of the Savings Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 220 Federal Drive, N.W., Corydon, Indiana 47112.

     10. CHARTER AND BYLAWS. On and after the Effective Date, the Charter and Bylaws of the Savings Bank as in effect immediately prior to the Effective Date shall be the Charter and Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

     11. SAVINGS ACCOUNTS. Upon the Effective Date, any savings accounts of Interim, without reissue, shall be and become savings accounts of the Surviving Corporation without change in their respective terms, including, without limitation, maturity minimum required balances or withdrawal value.

     12. STOCK COMPENSATION PLANS. By voting in favor of this Agreement, the Holding Company shall have approved adoption of all stock benefit plans of the Savings Bank (collectively, the "Plans") as plans of the Holding Company and shall have agreed to issue Holding Company Common Stock in lieu of Savings Bank Common Stock pursuant to the terms of such Plans. As of the Effective Date, rights outstanding under the Plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock equal to the number of shares of Savings Bank Common Stack that were available thereunder immediately prior to the Effective Date times the Exchange Ratio, as defined in the plan of conversion, and the price of each such right shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the right is unaffected, but with no change in any other term or condition of such right. The Holding Company shall make appropriate amendments to the Plans to reflect the adoption of the Plans by the Holding Company without adverse effect upon the rights outstanding thereunder.

     13. STOCKHOLDER APPROVAL. The affirmative votes of the holders of Savings Bank Common Stock set forth in the Plan of Conversion shall be required to approve the Plan of Conversion and Agreement and Plan of Reorganization, of which this Plan of Reorganization is a part, on behalf of the Savings Bank. The approval of the Holding Company, as the sole holder of the Interim B Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Reorganization is a part, on behalf of Interim B.

     14. REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Sections 1 and 13 hereof and in the Plan of Conversion, the obligations of the parties hereto to consummate the Reorganization shall be subject to the Holding Company Common Stock to be issued hereunder in exchange for Savings Bank Common Stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state

                                   Annex B-4
securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

       15. ABANDONMENT OF PLAN. This Plan of Reorganization may be abandoned by either the Savings Bank or Interim B at any time before the Effective Date in the manner set forth in the Plan of Conversion.

       16. AMENDMENTS. This Plan of Reorganization may be amended in the manner set forth in the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

       17. SUCCESSORS. This Plan of Reorganization shall be binding on the successors of the parties hereto.

       18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, except to the extent superseded by the laws of the United States.

       IN WITNESS WHEREOF, the Parties hereto have cause this Plan of Reorganization to be duly executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

Attest:                                 FIRST FEDERAL BANK,
                                        A FEDERAL SAVINGS BANK


____________________________            By:  ______________________________
Corporate Secretary                          Chief Executive Officer

Attest:                                 FIRST CAPITAL, INC.



____________________________            By:  ______________________________
Corporate Secretary                          Chief Executive Officer

Attest:                                 FIRST FEDERAL INTERIM "B" BANK,
                                        A FEDERAL SAVINGS BANK



____________________________            By:  ______________________________
Corporate Secretary                          Chief Executive Officer

                                   Annex B-5